Exhibit 10.63

THIRD AMENDMENT TO LEASE

This Third Amendment to Lease (“Third Amendment”) is entered into effective upon execution hereof by both parties (Effective Date”), by and between DE ANZA ENTERPRISES LTD. (“Landlord”) and DURECT CORPORATION, a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant entered into that certain Modified Net Single Tenant Lease dated February 18, 1999 (“Original Lease”), whereby Landlord leased to Tenant and Tenant leased from Landlord certain premises located at 10240 Bubb Road, Cupertino, California as more particularly described in the Original Lease.

B. Landlord and Tenant entered into that certain First Amendment to Lease dated as of February 18, 2004 (“First Amendment”) and that certain Second Amendment to Lease effective August 6, 2009 (“Second Amendment”). The Original Lease, First Amendment, Second Amendment and Third Amendment are collectively referred to hereinafter as the “Lease”.

C. Landlord and Tenant now desire to amend the Lease to extend the term until February 19, 2014 and to provide for a resolution of other matters that have arisen.

AGREEMENT

1. Rent. Commencing on February 20, 2011, the monthly rent payable by Tenant to Landlord shall be $55,000 (a rate per square foot of $1.82) prorated for any fractional month. Any rent paid by Tenant attributed to any period of occupancy prior to February 20, 2011 shall not be credited to rent payments for occupancy after February 20, 2011.

2. Term. The term of the Lease shall expire on February 19, 2014.

3. Determination of Square Footage of the Premises. The rentable square footage of the building shall remain at 30,149 unless otherwise provided below.

The issue regarding whether the “service yards” constitute rentable square footage as set forth in the first paragraph of Section 3 of the Second Amendment has not yet been resolved. The parties will each appoint a third party appraiser by January 15, 2011 and cooperate in good faith to resolve the issue of the rentable square footage of the building by February 1, 2011. If the parties fail to reach such resolution by the foregoing means, either party may submit the matter to arbitration under the California Civil Procedure Code (section 1280 et seq). The cost of the arbitration shall be borne by the parties in such proportion as the arbitrators shall determine.

If it is determined as provided herein that any portion of the service yards constitute rentable square footage, then:

(i) commencing from such determination, the monthly rent shall be increased to reflect any such portion so determined to be rent bearing; and

(ii) Tenant also shall pay Landlord within 30 days of such determination any rent attributed to any such portion so determined to be rent bearing for the period commencing August 6, 2009 to the date of such determination at a rental rate of $1.60 per square foot for the period from August 6, 2009 to February 19, 2011 and at a rental rate of $1.82 for the period from February 20, 2011 until such determination.

4. Maintenance Documents. Beginning January 1, 2011 and annually thereafter, Tenant will supply documents to Landlord showing performance of the covenants requiring maintenance of Building surfaces and installed equipment pursuant to the terms of the Lease. Such documents will include all relevant documents since January 1, 2007.

5. Rights, Duties and Liabilities. All rights, duties and liabilities previously imposed by the Leased are retained. No waiver, release or defense is established except as specifically stated herein.

6. Surrender of the Premises. All of the Lease clauses shall remain in effect until Tenant ceases to be a tenant after performing all of the Lease covenants upon the termination of the Lease.

7. Multiple Counterparts. This Third Amendment may be executed in two or more counterparts, which when taken together shall constitute one and the same instrument. The parties contemplate that they may be executing counterparts of this Third Amendment transmitted by facsimile and agree and intend that a signature by facsimile machine shall bind the party so signing with the same effect as though the signature were an original signature.

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the date written below.

LANDLORD:		TENANT:

DE ANZA ENTERPRISES, LTD.		DURECT CORPORATION,
a Delaware corporation

By:	/s/ Wade H. Hover	By:	/s/ James E. Brown
Its:	General Manager	Its:	CEO
Date:	12/21/10	Date:	12/17/10